EXHIBIT 10.17

MORTGAGE AND SECURITY
AGREEMENT SUPPLEMENT NO 1

Mortgage and Security Agreement Supplement No. 1 dated August 14, 2007 (“Mortgage Supplement”) of ATA Airlines, Inc. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Mortgage and Security Agreement, dated as of August 14, 2007, (the “Mortgage”), between the Company and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), provides for the execution and delivery of supplements thereto substantially in the form hereof that shall particularly describe the Aircraft (such term and other defined terms in the Mortgage being used herein with the same meanings), and shall specifically grant a security interest in the Aircraft to the Administrative Agent; and

WHEREAS, the Mortgage relates to the Airframe and Engines described in Annex A attached hereto and made a part hereof, and a counterpart of the Mortgage is attached to and, made a part of this Mortgage Supplement;

NOW, THEREFORE, in order to secure the prompt payment of the Obligations, subject to the terms and conditions of the Mortgage, and in consideration of the premises and of the covenants contained in the Mortgage, and of other good and valuable consideration given to the Company at or before the delivery hereof, the receipt whereof is hereby acknowledged, the Company has mortgaged, assigned, pledged, hypothecated and granted, and does hereby mortgage, assign, pledge, hypothecate and grant, a continuing security interest in, and mortgage lien on, the property comprising all its right, title and interest in and to the Airframe and Engines described in Annex A attached hereto, whether or not such Engines shall be installed in or attached to the Airframe or any other aircraft, to the Administrative Agent, its successors and assigns, for the benefit and security of the Secured Parties;

To have and to hold all and singular the aforesaid property unto the Administrative Agent, its successors and assigns, for the benefit and security of the Secured Parties and for the uses and purposes and subject to the terms and provisions set forth in the Mortgage.

Notwithstanding the foregoing, for purposes of the International Registry, model references for (i) the Airframe shall be “L1011 385 3” and (ii) each Engine shall be “RB211 524”, which, the Company represents and warrants, constitute the manufacturer’s respective generic model designations for such Airframe and Engines (as required to be used pursuant to the “regulations” as defined in the Cape Town Convention).

This Mortgage Supplement shall be construed as supplemental to the Mortgage and shall form a part thereof, and the Mortgage is hereby incorporated by reference herein and is hereby ratified, approved and confirmed and terms not otherwise defined herein shall have the meaning provided in the Mortgage.

THIS MORTGAGE SUPPLEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Company has caused this Supplement No.      to be duly executed by one of its duly authorized officers, as of the day and year first above written.

ATA AIRLINES, INC.

By:	/s/ Subodh Karnik
	Name:	Subodh Karnik
	Title:	President and CEO

Annex A

to Mortgage

Supplement No. 1

DESCRIPTION OF AIRFRAME AND ENGINES

AIRFRAME

		FAA	Manufacturer’s
		Registration	Serial
Manufacturer	Model	No.	No.
Lockheed	L-1011-385-3	N164AT	1238
Lockheed	L-1011-385-3	N161AT	1219

ENGINES

		Manufacturer’s
		Serial
Manufacturer	Model	No.
Rolls Royce	RB211-524B	14820
Rolls Royce	RB211-524B	14821
Rolls Royce	RB211-524B	14853
Rolls Royce	RB211-524B	14784
Rolls Royce	RB211-524B	14855
Rolls Royce	RB211-524B	14839
Rolls Royce	RB211-524B	14859
Rolls Royce	RB211-524B	14811
Rolls Royce	RB211-524B	14812

Each Engine is of 49,120 or more pounds of thrust or its equivalent.